Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Third Quarter 2016 Results (Unaudited)

Third Quarter 2016 Summary

•	Diluted earnings per share of $0.33 and net income of $9.2 million

•	Total loan growth of $169 million, or 23% annualized

•	Non-performing assets to total assets of 0.17%

•	Non-maturity deposit growth of $176 million, or 30% annualized

•	Non-interest bearing deposits account for 37.9% of total deposits, highest in company history

•	Total revenues increase to $45 million, or 28% annualized

•	Core net interest margin of 4.18%

•	ROAA and ROATCE of 1.00% and 11.52%, respectively

•	Tangible book value per share increased $0.35 to $12.22

•	Efficiency ratio of 57%

Irvine, Calif., October 19, 2016 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), reported net income for the third quarter of 2016 of $9.2 million, or $0.33 per diluted share, compared with net income of $10.4 million, or $0.37 per diluted share, for the second quarter of 2016 and net income of $7.8 million, or $0.36 per diluted share, for the third quarter of 2015.

For the three months ended September 30, 2016, the Company’s return on average assets was 1.00% and return on average tangible common equity was 11.52%. For the three months ended June 30, 2016, the Company's return on average assets was 1.17% and the return on average tangible common equity was 13.48%. For the three months ended September 30, 2015, the Company's return on average assets was 1.19% and its return on average tangible common equity was 14.25%.

Steve R. Gardner, Chairman and Chief Executive Officer of the Company, commented on the results, “We are disappointed with our level of earnings this quarter, as higher credit costs and non-recurring, non-interest expenses undermined the strong growth we had in both loans and deposits.
“Following the Security Bank acquisition, we continue to see improvement in our ability to attract new commercial customers. We generated $322 million in new loan commitments in the third quarter, a record level for the Bank. Our loan production is well diversified with strong growth generated in all of our major portfolios. The new client acquisition activity is also driving strong inflows of core deposits, with the largest increases coming in non-interest bearing deposits. We continue to execute very well on our efforts to build a highly diversified loan portfolio and a low cost deposit base.
“Our credit costs were elevated this quarter, which was primarily driven by a specific reserve of $2.0 million established for one commercial credit that deteriorated rapidly after several years of good performance. Aside from this one issue, we continue to see positive credit trends in the loan portfolio, as nonperforming assets to total assets was 17 basis points and delinquency as a percent of total loans was just 18 basis points.
“We recorded an aggregate of approximately $1.4 million of one-time costs to certain non-interest expense items in the third quarter related primarily to compensation, data processing and marketing expenses, which resulted in higher than expected non-interest expense. Excluding these items, our non-interest expense would have been in the $24 million to $25 million range, which is in line with our expected quarterly non-interest expense going forward for the foreseeable future. Our third quarter non-interest expense, excluding these one-time costs, reflects the full quarter impact of the additions we have made throughout the organization in 2016 to strengthen our infrastructure and upgrade personnel in key areas such as business development, finance and compliance.
“Following the investments we have made in 2016, we believe that we are well positioned to manage the continued growth of the Bank and that our business development capabilities are strong. As we continue to drive quality balance sheet growth, we believe we will see improved efficiencies and stronger profitability,” said Mr. Gardner.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Financial Highlights	(dollars in thousands, except per share data)
Net income	$9,227	$10,369	$7,837
Diluted EPS	$0.33	$0.37	$0.36
Return on average assets	1.00%	1.17%	1.19%
Adjusted return on average assets (1)(2)	1.00%	1.20%	1.25%
Adjusted net income (1)(2)	$9,227	$10,676	$8,237
Return on average tangible common equity (2)	11.52%	13.48%	14.25%
Adjusted return on average tangible common equity (1)(2)	11.52%	13.86%	14.96%
Net interest margin	4.41%	4.48%	4.22%
Cost of deposits	0.28%	0.28%	0.32%
Efficiency ratio (3)	57.0%	54.4%	53.6%

(1) Adjusted to exclude merger related, net of tax.
(2) A reconciliation of the non-GAAP measures of average tangible common equity to the GAAP measures of common stockholders' equity is set forth at the end of this press release.
(3) Represents the ratio of non-interest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related to the sum of net interest income before provision for loan losses and total non-interest income, less gains/(loss) on sale of securities and other-than-temporary impairment recovery/(loss) on investment securities.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $39.0 million in the third quarter of 2016, an increase of $1.4 million or 3.9% from the second quarter of 2016. The increase in net interest income reflected an increase in average interest-earning assets of $147 million, partially offset by a decrease in accretion income. The increase in average interest-earning assets during the third quarter of 2016 was primarily related to record organic loan originations and the purchase of $83 million of multi-family loans.

The decrease in the net interest margin from 4.48% to 4.41% was primarily due to the decrease in accretion income. Excluding the impact of accretion, the portfolio core net interest margin was 4.18% in the third quarter of 2016 compared to 4.19% in the second quarter of 2016, with accretion contributing 23 basis points in the third quarter of 2016 as compared to 29 basis points in the second quarter of 2016.

Net interest income for the third quarter of 2016 increased $12.3 million or 46.1% compared to the third quarter of 2015. The increase was related to an increase in average interest-earning assets of $1.0 billion, which resulted primarily from our organic loan growth since the end of the third quarter of 2015 and our acquisition of Security during the first quarter of 2016. Our net interest margin for the third quarter of 2016 increased 19 basis points to 4.41% from the prior year. The expansion of the net interest margin was driven by a 10 basis point increase in the yield on earning assets, and a 10 basis point decrease in cost of funds.

Net interest margin information is presented in the following table for the periods indicated.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets	(dollars in thousands)

Cash and cash equivalents	$201,140	$232	0.46%	$177,603	$189	0.43%	$124,182	$63	0.20%
Investment securities	316,253	1,710	2.16	299,049	1,650	2.21	306,623	1,749	2.28
Loans receivable, net (1)	2,998,153	40,487	5.37	2,892,236	39,035	5.43	2,080,281	27,935	5.33
Total interest-earning assets	$3,515,546	$42,429	4.80%	$3,368,888	$40,874	4.88%	$2,511,086	$29,747	4.70%

Liabilities
Interest-bearing deposits	$1,921,741	$2,136	0.44%	$1,864,253	$2,010	0.43%	$1,464,577	$1,719	0.47%
Borrowings	167,531	1,284	3.05	170,065	1,303	3.08	190,408	1,332	2.77
Total interest-bearing liabilities	$2,089,272	$3,420	0.65%	$2,034,318	$3,313	0.66%	$1,654,985	$3,051	0.73%
Non-interest bearing deposits	$1,134,318			$1,060,097			$674,795
Net interest income		$39,009			$37,561			$26,696
Net interest margin (2)			4.41%			4.48%			4.22%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums.
(2) Represents net interest income divided by average interest-earning assets.

Provision for Loan Losses

A provision for loan losses was recorded for the current quarter in the amount of $4.0 million, compared with a provision for loan losses of $1.6 million in the quarter ending June 30, 2016. Specific reserves on two loans totaling $2.4 million were recorded in the current quarter with the remaining $1.6 million in provision primarily related to growth in the loan portfolio. Net loan charge-offs were $1.1 million for the third quarter.

Non-interest income

Non-interest income for the third quarter of 2016 was $6.0 million, an increase of $1.5 million or 34.1% from the second quarter of 2016. The increase from the second quarter of 2016 was primarily related to a $1.0 million increase in net gain from the sale of loans, as well as a $0.5 million increase in recoveries on previously charged-off, acquired loans. During the current quarter, $38.8 million in SBA loans and other loans were sold compared to $22.7 million in the prior quarter.

Compared to the third quarter of 2015, non-interest income for the third quarter of 2016 increased $1.6 million or 36.3%. The increase includes an increase of $0.6 million in net gain from sales of loans, a higher net gain from the sales of investment securities of $0.5 million, a $0.3 million increase in other income and a $0.2 million increase in deposit fees.

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
NON-INTEREST INCOME	(dollars in thousands)
Loan servicing fees	$288	$257	$248
Deposit fees	829	817	629
Net gain from sales of loans	3,122	2,124	2,544
Net gain from sales of investment securities	512	532	38
Other-than-temporary-impairment recovery/(loss) on investment securities	2	—	—
Other income	1,215	720	919
Total non-interest income	$5,968	$4,450	$4,378

 Non-interest Expense

Non-interest expense totaled $25.9 million for the third quarter of 2016, an increase of $2.2 million or 9.1%, compared with the second quarter of 2016. The increase was primarily driven by higher compensation costs, specifically incentive compensation including stock-based incentives, increased data processing costs, and higher marketing costs.

In comparison to the third quarter of 2015, non-interest expense grew by $8.5 million or 48.8%. The increase in expense was primarily related to the additional costs from the personnel and branches retained from the acquisition of Security, combined with our continued investment in personnel to support our organic growth in loans and deposits.

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
NON-INTEREST EXPENSE	(dollars in thousands)
Compensation and benefits	$14,179	$13,098	$9,066
Premises and occupancy	2,633	2,559	2,120
Data processing and communications	1,223	887	681
Other real estate owned operations, net	5	(15)	9
FDIC insurance premiums	442	401	355
Legal, audit and professional expense	676	446	505
Marketing expense	1,591	775	567
Office and postage expense	612	573	525
Loan expense	534	540	370
Deposit expense	1,315	1,196	917
Merger related expense	—	497	400
CDI amortization	525	645	344
Other expense	2,125	2,093	1,515
Total non-interest expense	$25,860	$23,695	$17,374

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Operating Metrics
Efficiency ratio (1)	57.0%	54.4%	53.6%
Non-interest expense to average total assets (2)	2.74%	2.59%	2.58%
Full-time equivalent employees, at period end	448	438	332

(1) Represents the ratio of non-interest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related to the sum of net interest income before provision for loan losses and total non-interest income less, gains/(loss) on sale of securities and other-than-temporary impairment recovery/(loss) on investment securities.

(2) Adjusted to exclude CDI amortization.

Income Tax

For the third quarter of 2016, our effective tax rate was 38.9%, compared with 38.0% for the second quarter of 2016 and 38.0% for the third quarter of 2015. The increase from the second quarter reflects a true-up to the Company's anticipated full year tax rate of 39%.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $3.09 billion at September 30, 2016, an increase of $170 million or 5.8% from June 30, 2016, and an increase of $923 million or 42.6% from September 30, 2015. The increase from June 30, 2016, was primarily due to $322 million in organic loan originations and $85.4 million in loan purchases, partially offset by $173 million in principal payments and $38.8 million in loan sales. The total end of period weighted average interest rate on loans, excluding fees and discounts, at September 30, 2016 was 4.80%, compared to 4.84% at June 30, 2016 and 4.90% at September 30, 2015.

Loan activity during the third quarter of 2016 included organic loan originations of $322 million, including commercial real estate loans of $65.1 million, commercial and industrial loan originations of $64.1 million, construction loan originations of $52.9 million, franchise loan originations of $48.4 million and SBA loan originations of $43.2 million. At September 30, 2016 our loan to deposit ratio was 101.0%, compared with 99.6% and 101.3% at June 30, 2016 and September 30, 2015, respectively.

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
LOAN ACTIVITY	(dollars in thousands)
Loans originated	$322,405	$298,742	$248,815
Loans purchased	85,395	—	—
Repayments	(172,815)	(190,026)	(127,475)
Loans sold	(38,847)	(22,746)	(28,039)
Change in undisbursed	(31,915)	(17,208)	(45,085)
Other	4,890	3,260	1,080
Increase in total loans, gross	169,113	72,022	49,296
Change in allowance	(2,888)	(500)	(1,045)
Increase in total loans, net	$166,225	$71,522	$48,251

	September 30,	June 30,	September 30,
	2016	2016	2015
Loan Portfolio	(dollars in thousands)
Business loans:
Commercial and industrial	$537,809	$508,141	$288,982
Franchise	431,618	403,855	295,965
Commercial owner occupied	460,068	443,060	302,556
SBA	92,195	86,076	70,191
Warehouse facilities	—	—	144,274
Real estate loans:
Commercial non-owner occupied	527,412	526,362	406,490
Multi-family	689,813	613,573	421,240
One-to-four family	101,377	106,538	78,781
Construction	231,098	215,786	141,293
Land	18,472	18,341	12,758
Other loans	5,678	5,822	5,017
Total Gross Loans	3,095,540	2,927,554	2,167,547
Less Loans held for sale, net	9,009	10,116	—
Total gross loans held for investment	3,086,531	2,917,438	2,167,547
Less:
Deferred loan origination costs/(fees) and premiums/(discounts)	4,308	3,181	309
Allowance for loan losses	(21,843)	(18,955)	(16,145)
Loans held for investment, net	$3,068,996	$2,901,664	$2,151,711

Asset Quality and Allowance for Loan Losses

Non-performing assets totaled $6.4 million or 0.17% of total assets at September 30, 2016, an increase from $4.8 million or 0.13% of total assets at June 30, 2016. During the third quarter of 2016, non-performing loans increased $1.7 million to total $5.7 million primarily as a result of two loans, and other real estate owned remained unchanged at $0.7 million.

At September 30, 2016, the allowance for loan losses was $21.8 million, an increase of $2.9 million from June 30, 2016. Loan loss provision for the quarter was $4.0 million while net charge-offs were $1.1 million. The increase in the allowance for loan losses at September 30, 2016 was mainly attributable to $2.4 million of specific reserves for two credits and loan growth in certain segments of the loan portfolio.

At September 30, 2016, our allowance for loan losses as a percent of non-accrual loans was 381%, a decrease from 467% at June 30, 2016. The ratio of allowance for loan losses to total loans at September 30, 2016 was 0.70%, compared to 0.65% and 0.74% at June 30, 2016 and September 30, 2015. Including the loan fair market value discounts recorded in connection with our acquisitions, the allowance for loan losses to total gross loans ratio was 0.89% at September 30, 2016, compared with 0.89% at June 30, 2016 and 0.93% at September 30, 2015.

	September 30,	June 30,	September 30,
	2016	2016	2015
Asset Quality	(dollars in thousands)
Non-accrual loans	$5,734	$4,062	$4,095
Other real estate owned	711	711	711
Non-performing assets	$6,445	$4,773	$4,806

Allowance for loan losses	$21,843	$18,955	$16,145
Allowance for loan losses as a percent of total non-performing loans	381%	467%	394%
Non-performing loans as a percent of gross loans	0.18%	0.14%	0.19%
Non-performing assets as a percent of total assets	0.17%	0.13%	0.18%
Net loan charge-offs (recoveries) for the quarter ended	$1,125	$1,089	$17
Net loan charge-offs for quarter to average total loans, net	0.04%	0.04%	—%
Allowance for loan losses to gross loans	0.70%	0.65%	0.74%
Delinquent Loans:
30 - 59 days	$1,042	$1,144	$702
60 - 89 days	1,990	2,487	25
90+ days	2,646	1,797	2,214
Total delinquency	$5,678	$5,428	$2,941
Delinquency as a % of total gross loans	0.18%	0.19%	0.14%

Investment Securities

Investment securities available for sale totaled $313 million at September 30, 2016, an increase of $67.7 million from June 30, 2016, and $22.1 million from September 30, 2015. The increase in the third quarter was primarily the result of $96.9 million in securities purchased, partially offset by $16.1 million in securities sold.

	Estimated Fair Value
	September 30,	June 30,	September 30,
	2016	2016	2015
Investment securities available for sale:	(dollars in thousands)
Corporate	$23,330	$—	$—
Municipal bonds	116,838	118,799	130,004
Collateralized mortgage obligation	33,866	22,844	—
Mortgage-backed securities	139,166	103,828	161,143
Total securities available for sale	$313,200	$245,471	$291,147

Investments held to maturity	$9,004	$9,390	$—

Deposits

At September 30, 2016, deposits totaled $3.06 billion, an increase of $129 million or 4.4% from June 30, 2016 and $921 million or 43.0% from September 30, 2015. At September 30, 2016, non-maturity deposits totaled $2.49 billion, an increase of $176 million, or 7.62% from June 30, 2016 and an increase of $853 million or 52.2% from September 30, 2015. During the third quarter of 2016, deposit increases included $117 million in non-interest bearing deposits and $57.6 million in money market/savings deposits, partially offset by decreases of $36.6 million in retail certificate deposits and $10.7 million in wholesale/brokered certificates of deposits. The increase in non-maturity deposits was primarily due to commercial relationship deposit increases and, to a lesser extent, higher homeowner's association ("HOA") deposits. Due to the increase in lower cost non-maturity deposits, certain retail and wholesale/brokered deposits were allowed to mature.

The weighted average cost of deposits for the three month period ending September 30, 2016 and June 30, 2016 was 0.28%, compared to 0.32% for the three month periods September 30, 2015.

	September 30,	June 30,	September 30,
	2016	2016	2015
Deposit Accounts	(dollars in thousands)
Non-interest bearing checking	$1,160,394	$1,043,361	$680,937
Interest-bearing:
Checking	170,057	168,669	130,671
Money market/Savings	1,157,086	1,099,445	822,876
Retail certificates of deposit	384,083	420,673	383,481
Wholesale/brokered certificates of deposit	188,132	198,853	121,242
Total interest-bearing	1,899,358	1,887,640	1,458,270
Total deposits	$3,059,752	$2,931,001	$2,139,207

Deposit Mix (% of total deposits)
Non-interest bearing deposits	37.9%	35.6%	31.8%
Non-maturity deposits	81.3%	78.9%	76.4%

Borrowings

At September 30, 2016, total borrowings amounted to $206 million, an increase of $15.0 million or 7.9% from June 30, 2016 and a decrease of $56.2 million from September 30, 2015. At September 30, 2016, total borrowings represented 5.48% of total assets, compared to 5.30% and 9.60%, as of June 30, 2016 and September 30, 2015, respectively.

	September 30, 2016		June 30, 2016		September 30, 2015
	Balance	Weighted Average Rate	Balance	Weighted Average Rate	Balance	Weighted Average Rate
	(dollars in thousands)
FHLB advances	$90,000	0.38%	$75,000	0.59%	$144,000	0.38%
Reverse repurchase agreements	46,247	2.01%	45,252	2.07%	47,483	1.97%
Subordinated debentures	69,353	5.35%	70,310	5.35%	70,310	5.35%
Total borrowings	$205,600	2.44%	$190,562	2.65%	$261,793	2.00%

Weighted average cost of borrowings during the quarter	3.05%		3.08%		2.77%
Borrowings as a percent of total assets	5.48%		5.30%		9.60%

Capital Ratios

At September 30, 2016, our ratio of tangible common equity to total assets was 9.28%, with book value per share of $16.27 and tangible book value of $12.22 per share.

At September 30, 2016, the Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 11.03%, common equity tier 1 risk-based capital of 12.07%, tier 1 risk-based capital of 12.07% and total risk-based capital of 12.77%. These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.5% for common equity tier 1 risk-based capital, 8.00% for tier 1 risk-based capital and 10.00% for total risk-based capital. At September 30, 2016, the Company had a ratio for tier 1 leverage capital of 9.80%, common equity tier 1 risk-based capital of 10.42%, tier 1 risk-based capital of 10.72% and total risk-based capital of 13.21%.

	September 30,	June 30,	September 30,
	2016	2016	2015
Capital Ratios
Pacific Premier Bank
Tier 1 leverage ratio	11.03%	11.17%	11.44%
Common equity tier 1 risk-based capital ratio	12.07%	12.32%	12.54%
Tier 1 risk-based capital ratio	12.07%	12.32%	12.54%
Total risk-based capital ratio	12.77%	12.94%	13.25%
Pacific Premier Bancorp, Inc.
Tier 1 leverage ratio	9.80%	9.88%	9.50%
Common equity tier 1 risk-based capital ratio	10.42%	10.58%	10.02%
Tier 1 risk-based capital ratio	10.72%	10.90%	10.40%
Total risk-based capital ratio	13.21%	13.45%	13.65%
Tangible common equity ratio	9.28%	9.41%	8.75%

Share Data
Book value per share	$16.27	$15.94	$13.52
Tangible book value per share	$12.22	$11.87	$10.80
Closing stock price	$26.46	$24.00	$20.32
Outstanding shares at period end	27,656,533	27,650,533	21,510,678

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on October 19, 2016 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp conference call. Additionally a telephone replay will be made available through October 26, 2016 at (877) 344-7529, conference ID 10094248.

About Pacific Premier Bancorp, Inc.

     Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 16 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Orange, Palm Desert, Palm Springs, Redlands, Riverside, San Bernardino, and San Diego.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; any oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2015 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steve R. Gardner
Chairman & Chief Executive Officer
949.864.8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949.864.8000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
ASSETS	2016	2016	2016	2015	2015
Cash and due from banks	$18,557	$15,444	$18,624	$14,935	$102,235
Interest-bearing deposits with financial institutions	85,347	169,855	174,890	63,482	526
Cash and cash equivalents	103,904	185,299	193,514	78,417	102,761
Interest-bearing time deposits with financial institutions	3,944	3,944	3,944	1,972	—
Investments held to maturity, at amortized cost	8,900	9,292	9,590	9,642	—
Investment securities available for sale, at fair value	313,200	245,471	269,711	280,273	291,147
FHLB, FRB and other stock, at cost	29,966	26,984	27,103	22,292	22,490
Loans held for sale, at lower of cost or fair value	9,009	10,116	7,281	8,565	—
Loans held for investment	3,090,839	2,920,619	2,851,432	2,254,315	2,167,856
Allowance for loan losses	(21,843)	(18,955)	(18,455)	(17,317)	(16,145)
Loans held for investment, net	3,068,996	2,901,664	2,832,977	2,236,998	2,151,711
Accrued interest receivable	11,642	12,143	11,862	9,315	9,083
Other real estate owned	711	711	1,161	1,161	711
Premises and equipment	11,314	11,014	11,963	9,248	9,044
Deferred income taxes, net	20,001	16,552	17,000	11,511	13,059
Bank owned life insurance	40,116	39,824	39,535	39,245	38,953
Intangible assets	9,976	10,500	11,145	7,170	7,514
Goodwill	101,939	101,939	101,939	50,832	50,832
Other assets	21,213	23,200	24,360	24,005	17,993
TOTAL ASSETS	$3,754,831	$3,598,653	$3,563,085	$2,790,646	$2,715,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Non-interest-bearing checking	$1,160,394	$1,043,361	$1,064,457	$711,771	$680,937
Interest-bearing:
Checking	170,057	168,669	160,707	134,999	130,671
Money market/savings	1,157,086	1,099,445	1,096,334	827,378	822,876
Retail certificates of deposit	384,083	420,673	455,637	365,911	383,481
Wholesale/brokered certificates of deposit	188,132	198,853	129,129	155,064	121,242
Total interest-bearing	1,899,358	1,887,640	1,841,807	1,483,352	1,458,270
Total deposits	3,059,752	2,931,001	2,906,264	2,195,123	2,139,207
FHLB advances and other borrowings	136,213	120,252	124,956	196,125	191,483
Subordinated debentures	69,353	70,310	70,310	70,310	70,310
Accrued expenses and other liabilities	39,548	36,460	32,661	30,108	23,531
TOTAL LIABILITIES	3,304,866	3,158,023	3,134,191	2,491,666	2,424,531
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—
Common stock	273	273	273	215	215
Additional paid-in capital	343,233	342,388	341,660	221,487	220,992
Retained earnings	105,096	95,869	85,500	76,946	68,881
Accumulated other comprehensive income, net of tax	1,363	2,100	1,461	332	679
TOTAL STOCKHOLDERS’ EQUITY	449,965	440,630	428,894	298,980	290,767
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,754,831	$3,598,653	$3,563,085	$2,790,646	$2,715,298

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
INTEREST INCOME
Loans	$40,487	$39,035	$27,935	$114,929	$80,917
Investment securities and other interest-earning assets	1,942	1,839	1,812	5,879	5,527
Total interest income	42,429	40,874	29,747	120,808	86,444
INTEREST EXPENSE
Deposits	2,136	2,010	1,719	6,215	4,914
FHLB advances and other borrowings	314	324	339	963	1,121
Subordinated debentures	970	979	993	2,859	2,946
Total interest expense	3,420	3,313	3,051	10,037	8,981
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	39,009	37,561	26,696	110,771	77,463
PROVISION FOR LOAN LOSSES	4,013	1,589	1,062	6,722	4,725
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	34,996	35,972	25,634	104,049	72,738
NON-INTEREST INCOME
Loan servicing fees	288	257	248	769	156
Deposit fees	829	817	629	2,488	1,845
Net gain from sales of loans	3,122	2,124	2,544	7,152	5,265
Net gain from sales of investment securities	512	532	38	1,797	293
Other-than-temporary-impairment recovery/(loss) on investment securities	2	—	—	(205)	—
Other income	1,215	720	919	3,279	2,669
Total non-interest income	5,968	4,450	4,378	15,280	10,228
NON-INTEREST EXPENSE
Compensation and benefits	14,179	13,098	9,066	39,017	27,439
Premises and occupancy	2,633	2,559	2,120	7,550	5,980
Data processing and communications	1,223	887	681	3,021	2,099
Other real estate owned operations, net	5	(15)	9	(2)	113
FDIC insurance premiums	442	401	355	1,225	1,032
Legal, audit and professional expense	676	446	505	1,987	1,687
Marketing expense	1,591	775	567	2,996	1,785
Office and postage expense	612	573	525	1,666	1,529
Loan expense	534	540	370	1,477	826
Deposit expense	1,315	1,196	917	3,530	2,704
Merger related expense	—	497	400	3,616	4,392
CDI amortization	525	645	344	1,514	1,002
Other expense	2,125	2,093	1,515	5,603	4,469
Total non-interest expense	25,860	23,695	17,374	73,200	55,057
NET INCOME BEFORE INCOME TAX	15,104	16,727	12,638	46,129	27,909
INCOME TAX	5,877	6,358	4,801	17,977	10,459
NET INCOME	$9,227	$10,369	$7,837	$28,152	$17,450
EARNINGS PER SHARE
Basic	$0.34	$0.38	$0.36	$1.05	$0.83
Diluted	$0.33	$0.37	$0.36	$1.03	$0.82
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,387,123	27,378,930	21,510,678	26,776,140	21,037,345

Diluted	27,925,351	27,845,490	21,866,840	27,245,108	21,342,204

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$201,140	$232	0.46%	$177,603	$189	0.43%	$124,182	$63	0.20%
Investment securities	316,253	1,710	2.16	299,049	1,650	2.21	306,623	1,749	2.28
Loans receivable, net (1)	2,998,153	40,487	5.37	2,892,236	39,035	5.43	2,080,281	27,935	5.33
Total interest-earning assets	3,515,546	42,429	4.80%	3,368,888	40,874	4.88%	2,511,086	29,747	4.70%
Non-interest-earning assets	186,778			190,838			125,615
Total assets	$3,702,324			$3,559,726			$2,636,701
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$185,344	$53	0.11%	$178,258	$50	0.11%	$141,747	$40	0.11%
Money market	1,036,350	923	0.35	980,806	896	0.37	708,365	616	0.35
Savings	98,496	38	0.15	98,419	38	0.16	91,455	37	0.16
Time	601,551	1,122	0.74	606,770	1,026	0.68	523,010	1,026	0.78
Total interest-bearing deposits	1,921,741	2,136	0.44%	1,864,253	2,010	0.43%	1,464,577	1,719	0.47%
FHLB advances and other borrowings	97,547	314	1.28	99,755	324	1.31	120,098	339	1.12
Subordinated debentures	69,984	970	5.54	70,310	979	5.57	70,310	993	5.65
Total borrowings	167,531	1,284	3.05%	170,065	1,303	3.08%	190,408	1,332	2.77%
Total interest-bearing liabilities	2,089,272	3,420	0.65%	2,034,318	3,313	0.66%	1,654,985	3,051	0.73%
Non-interest-bearing deposits	1,134,318			1,060,097			674,795
Other liabilities	35,019			32,969			22,435
Total liabilities	3,258,609			3,127,384			2,352,215
Stockholders' equity	443,715			432,342			284,486
Total liabilities and equity	$3,702,324			$3,559,726			$2,636,701
Net interest income		$39,009			$37,561			$26,696
Net interest margin (2)			4.41%			4.48%			4.22%
Ratio of interest-earning assets to interest-bearing liabilities			168.27%			165.60%			151.73%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums.
(2) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Loan Portfolio
Business loans:
Commercial and industrial	$537,809	$508,141	$491,112	$309,741	$288,982
Franchise	431,618	403,855	371,875	328,925	295,965
Commercial owner occupied	460,068	443,060	424,289	294,726	302,556
SBA	92,195	86,076	78,350	62,256	70,191
Warehouse facilities	—	—	1,394	143,200	144,274
Real estate loans:
Commercial non-owner occupied	527,412	526,362	522,080	421,583	406,490
Multi-family	689,813	613,573	619,485	429,003	421,240
One-to-four family	101,377	106,538	106,854	80,050	78,781
Construction	231,098	215,786	218,069	169,748	141,293
Land	18,472	18,341	18,222	18,340	12,758
Other loans	5,678	5,822	6,045	5,111	5,017
Total gross loans	3,095,540	2,927,554	2,857,775	2,262,683	2,167,547
Less loans held for sale, net	9,009	10,116	7,281	8,565	—
Total gross loans held for investment	3,086,531	2,917,438	2,850,494	2,254,118	2,167,547
Plus (less):
Deferred loan origination costs and premiums, net	4,308	3,181	938	197	309
Allowance for loan losses	(21,843)	(18,955)	(18,455)	(17,317)	(16,145)
Loans held for investment, net	$3,068,996	$2,901,664	$2,832,977	$2,236,998	$2,151,711

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Asset Quality
Nonaccrual loans	$5,734	$4,062	$4,823	$3,970	$4,095
Other real estate owned	711	711	1,161	1,161	711
Nonperforming assets	$6,445	$4,773	$5,984	$5,131	$4,806

Allowance for loan losses	$21,843	$18,955	$18,455	$17,317	$16,145
Allowance for loan losses as a percent of total nonperforming loans	381%	467%	383%	436%	394%
Nonperforming loans as a percent of gross loans	0.18%	0.14%	0.17%	0.18%	0.19%
Nonperforming assets as a percent of total assets	0.17%	0.13%	0.17%	0.18%	0.18%
Net loan charge-offs for the quarter ended	$1,125	$1,089	$(18)	$528	$17
Net loan charge-offs for quarter to average total loans, net	0.04%	0.04%	—%	0.02%	—%
Allowance for loan losses to gross loans	0.70%	0.65%	0.65%	0.77%	0.74%
Delinquent Loans:
30 - 59 days	$1,042	$1,144	$247	$323	$702
60 - 89 days	1,990	2,487	—	355	25
90+ days	2,646	1,797	3,199	1,954	2,214
Total delinquency	$5,678	$5,428	$3,446	$2,632	$2,941
Delinquency as a % of total gross loans	0.18%	0.19%	0.12%	0.12%	0.14%

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
DEPOSIT COMPOSITION
(dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Deposit Accounts
Non-interest bearing checking	$1,160,394	$1,043,361	$1,064,457	$711,771	$680,937
Interest-bearing:
Checking	170,057	168,669	160,707	134,999	130,671
Money market/savings	1,157,086	1,099,445	1,096,334	827,378	822,876
Retail certificates of deposit	384,083	420,673	455,637	365,911	383,481
Wholesale/brokered certificates of deposit	188,132	198,853	129,129	155,064	121,242
Total interest-bearing	1,899,358	1,887,640	1,841,807	1,483,352	1,458,270
Total deposits	$3,059,752	$2,931,001	$2,906,264	$2,195,123	$2,139,207

Deposit Mix (% of total deposits)
Non-interest bearing deposits	37.9%	35.6%	36.6%	32.4%	31.8%
Non-maturity deposits	81.3%	78.9%	79.9%	76.3%	76.4%

GAAP RECONCILIATIONS

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP RECONCILIATIONS
(dollars in thousands, except per share data)
GAAP Reconciliations
For periods presented below, adjusted net income, adjusted diluted earnings per share and adjusted return on average assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses in the period results. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Net income	$9,227	$10,369	$7,837
Plus merger related expenses, net of tax	—	497	400
Less merger related expenses tax adjustment	—	(190)	—
Adjusted net income	$9,227	$10,676	$8,237
Diluted earnings per share	$0.33	$0.37	$0.36
Plus merger related expenses, net of tax	—	0.01	0.02
Adjusted diluted earnings per share	$0.33	$0.38	$0.38
Return on average assets	1.00%	1.17%	1.19%
Plus merger related expenses, net of tax	—%	0.03%	0.06%
Adjusted return on average assets	1.00%	1.20%	1.25%

For periods presented below, return on average tangible common equity and adjusted return on average tangible common equity are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses and/or CDI amortization expense and exclude the average CDI and average goodwill from the average stockholders' equity during the period. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Net income	$9,227	$10,369	$7,837
Plus tax effected CDI amortization	525	645	344
Less CDI amortization expense tax adjustment	(204)	(245)	(131)
Net income for average tangible common equity	$9,548	$10,769	$8,050
Plus merger related expenses, net of tax	—	497	400
Less merger related expenses tax adjustment	—	(190)	—
Adjusted net income for average tangible common equity	$9,548	$11,076	$8,450
Average stockholders' equity	$443,715	$432,342	$284,486
Less average CDI	10,318	10,876	7,686
Less average goodwill	101,939	101,923	50,832
Average tangible common equity	$331,458	$319,543	$225,968
Return on average tangible common equity	11.52%	13.48%	14.25%
Adjusted return on average tangible common equity	11.52%	13.86%	14.96%

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Total stockholders' equity	$449,965	$440,630	$428,894	$298,980	$290,767
Less intangible assets	(111,915)	(112,439)	(113,230)	(58,002)	(58,346)
Tangible common equity	$338,050	$328,191	$315,664	$240,978	$232,421
Book value per share	$16.27	$15.94	$15.58	$13.86	$13.52
Less intangible book value per share	(4.05)	(4.07)	(4.12)	(2.69)	(2.72)
Tangible book value per share	$12.22	$11.87	$11.46	$11.17	$10.80
Total assets	$3,754,831	$3,598,653	$3,563,085	$2,790,646	$2,715,298
Less intangible assets	(111,915)	(112,439)	(113,230)	(58,002)	(58,346)
Tangible assets	$3,642,916	$3,486,214	$3,449,855	$2,732,644	$2,656,952
Tangible common equity ratio	9.28%	9.41%	9.15%	8.82%	8.75%